EXHIBIT 10(a)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference therein, in Post-Effective Amendment No. 67 to the Registration Statement for Separate Account VA B (File No. 811-06032) on Form N-4, of our reports: (1) dated April 25, 2014, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company; and (2) dated April 25, 2014, with respect to the financial statements of the subaccounts of Separate Account VA B, which are available for investment by owners of the Transamerica Freedom Variable Annuity policies.

/s/ Ernst & Young LLP

Des Moines, IA

December 30, 2014